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Verio to acquire Hiway Technologies, creating global leader in Web hosting

Acquisition gives Verio largest number of domain-based Web sites and powerful distribution channels in the U.S. and over 100 countries

ENGLEWOOD, COLORADO (July 29, 1998) -- Verio Inc. (NASDAQ:VRIO), a leading full-service business Internet provider, today announced that it will acquire Boca Raton, Florida-based Hiway Technologies, Inc., a leading Web hosting company. The combination of the two Internet industry leaders creates the world's largest and fastest-growing domain-based Web hosting company with more than 150,000 Web sites.

The combined companies create a powerful sales and marketing engine that is driven by preferential marketing agreements with leading Internet portal companies, private label relationships with major telecommunications companies and direct sales through over 150 sales professionals. With the addition of over 2,000 resellers through Hiway's wholly-owned RapidSite, Inc. subsidiary, Verio will market its Web services through over 4,000 resellers in the U.S. and in over 100 countries around the world. Verio's expanded marketing capabilities will further increase the Company's reach within the small and mid-size business market, which according to industry analyst firm Forrester Research will continue its dramatic growth, quadrupling last year's revenues to nearly $1 billion in 1998, on its way to over $10 billion in 2002.

Verio and Hiway together host more domain-based (.com, .net, .org) Web sites than any other Internet company. Hiway's recent merger with Best Internet Communications in Mountain View, California, established it as one of the world's leading providers of business Web hosting services, bringing more than 90,000 Web sites to Verio's base of 60,000 Web sites. In addition, the combination of the two companies brings together some of the strongest management teams in the Web hosting industry, and strengthens Verio's comprehensive suite of Web hosting, electronic commerce and other enhanced Internet service offerings. The combined companies will leverage Verio's Tier One national network and scalable national systems for billing, accounting, customer care and network operations.

Today's announcement also means that Verio Northern California and Best Internet -- two of Northern California's largest and most prominent providers of high-speed connectivity -- will join forces, with Best Internet increasing Verio's regional revenue base by over 75 percent. The combination further expands Verio's operational economies of scale and will greatly increase the Company's sales and marketing presence in the key Northern California market.

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"We are thrilled with the opportunity to combine forces with Hiway, whose strong management team, impressive operating results and leading industry position make them one of the industry's premier companies," said Verio Chief Executive
Officer Justin L. Jaschke. "This transaction underscores Verio's position as the leading industry consolidator and achieves our objective of driving enhanced services to 50 percent of revenues several years sooner than expected. In addition to creating the clear global leader in Web hosting, the combination further strengthens our connectivity business by bringing together two of the leading providers in Northern California. With leadership positions in both connectivity and Web hosting, Verio has a balanced base in the two fundamental platforms for delivering a broad range of enhanced internet services to meet the growing needs of businesses."

"Hiway had many options to move forward as a company, including to proceed with our recent filing to go public, " said Arthur L. Cahoon, Hiway Chairman and Chief Executive Officer. "The merger with Verio provides us with an established infrastructure that will scale to a national level, and give our customers the full suite of Internet services they need. Verio's high-speed national network and regional data centers will provide the delivery system for next-generation Web hosting services for small and mid-sized businesses. We have enormous confidence in Verio's future and strongly believe this is the best possible direction for Hiway's continued growth."

FINANCIAL BACKGROUND

Hiway had $9.7 million of revenue and $1.4 million of operating income for the second quarter of 1998. The combined companies expect to realize savings of approximately $5 million per year phasing in through the second half of 1999 as a result of synergies resulting from telco and transit cost reductions, shared data centers, joint product development, shared infrastructure and increased economies of scale. The company expects to incur one-time expenses through mid-1999 associated with the integration of these businesses.

TERMS OF AGREEMENT

Under the terms of the Agreement, in exchange for each share of Hiway stock outstanding, Hiway shareholders will receive approximately $2.82 in cash and
0.2042 shares of Verio common stock (subject to adjustment to the extent that Hiway's fully diluted capitalization changes prior to closing). Each Hiway warrant and option which remains unexercised at the time of closing will become a warrant or option to acquire approximately 0.2973 shares of Verio common stock. Based on these fixed exchange ratios, the total transaction consideration will consist of $101 million in cash and approximately 8.67 million shares of Verio common stock. As a result, the Hiway shareholders will own approximately 19% of the pro forma combined company on a fully diluted basis. Hiway will be entitled to designate one member to serve on Verio's Board of Directors. The parties currently anticipate that the transaction will close in the fourth quarter of 1998, subject to satisfaction of closing conditions, which include shareholder approval by both companies and Hart Scott Rodino filings.

About Verio Inc.

Verio Inc. is a leading national provider of Internet connectivity, Web hosting and enhanced Internet services, with an emphasis on serving small and medium-sized businesses. Since its inception in March 1996, Verio has rapidly established a national presence through the acquisition, integration and growth of local and regional Internet providers with a business customer focus that provide locally-based sales and engineering support in 37 of the top 50 U.S. markets under the Verio brand name.

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For more information on Verio, visit the company's Web site at www.verio.net or call 1-888-GET-VERIO. The corporate headquarters are located in Englewood, Colorado at 8005 S. Chester St., Suite 200, 80112, phone number 303-645-1900.

About Hiway Technologies, Inc.

Hiway Technologies, Inc. was founded in 1995 to offer reliable, high-performance Web hosting services to individuals and small-to-medium-sized businesses. The company's recent merger with Best Internet Communications created the world's leading provider of business Web hosting services with more than 90,000 hosted Web sites. The merger expanded Hiway's services to include Web hosting, regional Internet access, advanced e-commerce, and Web server co-location solutions. Directly, and through its worldwide network of resellers, the company offers customers a broad range of affordable Web hosting service plans backed by state-of-the-art, high-end Web servers, six T3 connections, uninterruptible power, and backup generators for the ultimate in reliability. For more information, please visit the Hiway Technologies World Wide Web site at http://www.hiway.com.

Except for the historical information contained herein, certain matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are subject to risks and uncertainties, including but not limited to fluctuations in operating results, additional capital requirements, competition, integration of acquisitions and implementation of network infrastructure. Readers are also encouraged to refer to the Verio's reports from time to time filed with the Securities and Exchange Commission including Verio's Current Report on Form 8-K dated July 7, 1998 for a further discussion of the Verio's business and risk factors that may affect operating results.